SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Arizona Tax Exempt Income Fund -- Class A
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
1/30/91

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   n/a          $1,000

ERV = Ending Redeemable Value    $1,025   n/a          $1,391

T   = Average Annual
      Total Return               +2.53%    n/a          +7.89%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $692,100

Expenses                         $98,600

Reimbursement                    $0

Average shares                   15,165,592

NAV                              $9.00

Sales Charge                     4.75%

POP                              $9.45

Yield at POP                      5.02%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 5.02%               5.02%
------       =      ------              =        8.80%
1-42.98%            57.02%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Arizona Tax Exempt Income Fund -- Class B
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
7/15/93

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $1,019      n/a      $1,018
    $

T   = Average Annual
      Total Return                +1.88%         %      +0.94%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $107,162

Expenses                         $26,489

Reimbursement                    $0

Average shares                   2,351,451

NAV                              $8.99

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.62%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 4.62%               4.62%
------       =      ------              =        8.10%
1-42.98%            57.02%